UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 29, 2004

Date of Report (Date of earliest event reported)

BackWeb Technologies Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-26241	51-2198508

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092

(Address of principal executive offices, including zip code)

(972) 3-6118800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2004, BackWeb Technologies Ltd. entered into a Source Code License and Distribution Agreement with F-Secure Corporation (“distributor”), an existing distributor of BackWeb’s products. The agreement allows the distributor to receive source code to one of BackWeb’s software products for the purposes of combination with one or more of the distributor’s proprietary products for subsequent distribution by the distributor. Under the terms of the agreement, BackWeb will receive approximately $1.5 million in up front cash payments, plus approximately $150,000 per year in annual maintenance fees. The annual maintenance fees are renewable each year at the distributor’s option. This new agreement replaces an existing agreement dated December 29, 2000 and has a term of 15 years.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.
Date: November 4, 2004	By:	/s/ Bill Heye
Bill Heye
Chief Executive Officer